Exhibit 99.1

Akcea Announces CEO Transition and Elects Two New Board Members

Damien McDevitt, Ph.D. appointed interim CEO; Michael Yang and Joseph ‘Skip’ Klein join Board of Directors

BOSTON, Mass., September 23, 2019 – Akcea Therapeutics, Inc. (NASDAQ: AKCA), a majority-owned affiliate of Ionis Pharmaceuticals, Inc., announced today that its board of directors has appointed Damien McDevitt, Ph.D., a member of its board of directors, as interim chief executive officer, effective immediately. In addition, Michael J. Yang and Joseph ‘Skip’ Klein III have joined the Company’s board of directors.

The company also announced the departures of Paula Soteropoulos, chief executive officer, Sarah Boyce, president, and Jeff Goldberg, chief operating officer, effective immediately. Ms. Soteropoulos and Ms. Boyce have also resigned from the Company’s board of directors. Ms. Soteropoulos and Mr. Goldberg will serve as advisors to the company to ensure a smooth transition.

“On behalf of the entire Board, I want to thank Paula, Sarah and Jeff for their dedicated service to Akcea,” said Christopher Gabrieli, chairman of the Akcea Board of Directors. “Under their leadership, the company had significant achievements including becoming a publicly traded company, commercializing two rare disease products, progressing a pipeline of transformative medicines and establishing Akcea’s foundation. They have hired a world-class team in more than a dozen countries and positioned Akcea well for future success.”

“Damien brings significant expertise and a track record of success in both science and business from his tenure in the pharmaceutical and biotechnology industries. He also has a deep understanding of the Akcea portfolio and the underlying antisense technology. Skip and Michael augment the investor, business and commercialization expertise that is already on our board. The addition of these three individuals allows us to continue to build on the launches of TEGSEDI and WAYLIVRA and invest in our promising pipeline. Also with this transition, Ionis is renewing and deepening its commitment to Akcea as it plans to license new antisense drugs to the company,” continued Mr. Gabrieli.

“Having seen the potential of the Ionis technology platform and understanding the many important advances it could bring in healthcare, I am excited to take on this new role as Akcea continues to build momentum. Akcea has two life-changing products on the market and a strong pipeline. I look forward to joining the Akcea team as we continue to build on this strong foundation to benefit patients and create value for shareholders,” said Damien McDevitt, Ph.D., Akcea’s interim chief executive officer.

Stanley T. Crooke, M.D., Ph.D., chairman of the board and chief executive officer of Ionis added, “We remain highly committed to the continued success of Akcea as an important affiliate to commercialize medicines for patients with rare diseases. We thank Paula, Sarah and Jeff for building a strong commercial organization that can now support the development and commercialization of additional drugs. Akcea is well positioned to optimize the commercial success of TEGSEDI and WAYLIVRA and to support the development and the launch of additional drugs from our pipeline, including AKCEA-TTR- LRx, which will begin a Phase 3 program shortly. We plan to increase our commitment to Akcea by licensing to it additional rare disease medicines.”

Dr. McDevitt joins Akcea from Ionis Pharmaceuticals, where he was the chief business officer responsible for leading Ionis’ corporate development activities, including corporate communications, investor relations, business development, competitive intelligence and alliance management. He currently serves on the Akcea board of directors and will remain on the board. Prior to joining Ionis, he served as senior vice president, corporate development at ACADIA Pharmaceuticals. Prior to joining ACADIA, Dr. McDevitt was at GSK for more than two decades, where he was instrumental in executing over 70 global business development transactions in multiple therapeutic areas, including severe, rare and neuromuscular diseases. At GSK he served in various roles with increasing responsibility including vice president, head of business development for R&D Extended Therapy Areas, head of Worldwide Business Development Asia and head of GSK’s R&D West Coast Innovation Center. He also worked at GSK Ventures and in anti-infective discovery. Dr. McDevitt is an author of 70 scientific publications and published patents. He attended Trinity College in Dublin, Ireland, where he earned his Ph.D. and undergraduate degree, both in microbiology.

Mr. Yang is the executive vice president and chief commercial officer at ACADIA Pharmaceuticals. Prior to ACADIA, Mr. Yang was at Janssen Pharmaceutical Companies of Johnson & Johnson, where he served as president of Janssen Biotech Inc. and was responsible for building the company’s U.S. immunology business, generating more than $8 billion in annual revenues. Mr. Yang began his career at Johnson & Johnson in 1997 and held numerous senior commercial positions including president, CNS where he was responsible for growing the anti-psychotic long-acting therapy portfolio. His broad background of commercialization and general management experience also includes roles as the worldwide general manager of the medical device companies of Therakos, Inc and Veridex, LLC, where he launched new platforms, expanded global revenues and diversified the product lines. Prior to that, Mr. Yang was vice president of sales and marketing, oncology at Ortho Biotech Inc. Mr. Yang earned his Bachelor of Science degree in business administration, marketing from San Diego State University.

Mr. Klein has served as a director on the Ionis board since December 2005. He is a founder and currently managing director of Gauss Capital Advisors, LLC, a financial consulting and investment advisory firm focused on biopharmaceuticals. In this role, he performs due diligence and advises health care investors on opportunities in life sciences. Mr. Klein has also served as a venture partner for two health care venture capital firms: Red Abbey Venture Partners and MPM Capital. He served as vice president, Strategy, for Medical Manager Corporation, a leading developer of physician office management information systems. For over nine years, Mr. Klein was a health care investment analyst at T. Rowe Price Associates, Inc., where he was the founding portfolio manager of the T. Rowe Price Health Sciences Fund, Inc. Mr. Klein serves on the board of directors of The Prospector Funds, Inc., an SEC Registered Investment Company that manages two no-load mutual funds. Mr. Klein also serves on the boards of private and non-profit entities, and in the past has served on the boards of eight public biopharmaceutical companies. He earned his Bachelor of Arts degree in economics from Yale University and a master’s degree in business administration from the Stanford Graduate School of Business.

ABOUT AKCEA THERAPEUTICS

Akcea Therapeutics, Inc., an affiliate of Ionis Pharmaceuticals, Inc., is a biopharmaceutical company focused on developing and commercializing drugs to treat patients with serious and rare diseases. Akcea is commercializing TEGSEDI® (inotersen) and WAYLIVRA® (volanesorsen) as well as advancing a mature pipeline of novel drugs, including AKCEA-APO(a)-LRx, AKCEA-ANGPTL3-LRx, AKCEA-APOCIII-LRx, and AKCEA-TTR-LRx, with the potential to treat multiple diseases. All six drugs were discovered by Ionis, a leader in antisense therapeutics, and are based on Ionis’ proprietary antisense technology. TEGSEDI is approved in the U.S., E.U. and Canada. WAYLIVRA is approved in the E.U. and is currently in Phase 3 clinical development for the treatment of people with familial partial lipodystrophy, or FPL. Akcea is building the infrastructure to commercialize its drugs globally. Akcea is a global company headquartered in Boston, Massachusetts. Additional information about Akcea is available at www.akceatx.com and you can follow us on twitter at @akceatx.

AKCEA’S FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements regarding the business of Akcea Therapeutics, Inc. and the therapeutic and commercial potential of TEGSEDI® (inotersen), WAYLIVRA® (volanesorsen) and other products in development. Any statement describing Akcea’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Akcea’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Akcea’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by

Akcea. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Akcea’s programs are described in additional detail in Akcea’s annual report on Form 10-K, and its most recent quarterly report on Form 10-Q, which are on file with the SEC. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Ionis”, “Akcea,” “Company,” “Companies,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and/or Akcea Therapeutics.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc. Akcea Therapeutics®, TEGSEDI® and WAYLIVRA® are trademarks of Akcea Therapeutics, Inc.

Investor Contact:

Kathleen Gallagher

Vice President of Communications and Investor Relations

(617)-207-8509

kgallagher@akceatx.com

Media Contacts:

Bill Berry

Berry & Company

T: 212 253-8881

bberry@berrypr.com

Lynn Granito

Berry & Company

T: 212 253-8881

lgranito@berrypr.com